UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Aruba Networks, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARUBA NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 29, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aruba Networks, Inc. (the “Company”) that will be held on Thursday, November 29, 2012 at 11:00 a.m., Pacific Time, at the Company’s principal executive offices, located at 1344 Crossman Avenue, Sunnyvale, California 94089, for the following purposes:

1. To elect eight directors listed in the accompanying proxy statement and recommended by the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013.

3. To conduct a non-binding advisory vote to approve executive compensation.

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

This year we have again elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on October 8, 2012 will receive a Notice of Internet Availability of Proxy Materials and may vote at the annual meeting and any postponements or adjournments of the annual meeting. The Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 18, 2012.

All stockholders are cordially invited to attend the annual meeting in person. Your vote is very important. Even if you plan to attend the annual meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or by telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder attending the annual meeting may vote in person even if he or she previously voted by another method. If you wish to attend the meeting to vote in person and need directions, please contact Aruba Networks at 408-227-4500.

Thank you for your ongoing support of Aruba Networks.

By Order of the Board of Directors,

Dominic P. Orr

President, Chief Executive Officer and

Chairman of the Board of Directors

Sunnyvale, California

October 18, 2012

i

ARUBA NETWORKS, INC.

1344 Crossman Ave.

Sunnyvale, California 94089

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 29, 2012

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Aruba Networks, Inc., a Delaware corporation (the “Company” or “Aruba”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 29, 2012 at 11:00 a.m., Pacific Time, at the Company’s principal executive offices, located at 1344 Crossman Avenue, Sunnyvale, California 94089, and at any adjournments or postponements of the Annual Meeting. As used herein, “we,” “us” or “our” refers to the Company. These proxy materials were first sent on or about October 18, 2012 to stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of the Company (the “Board of Directors”) is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, November 29, 2012 at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described herein. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What is the Notice of Internet Availability of Proxy Materials?

A:	In accordance with the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to all stockholders entitled to vote at the Annual Meeting, the Company is furnishing the proxy materials to its stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

The Company expects to mail the Notice of Internet Availability on or about October 18, 2012 to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the Company’s principal executive offices, located at 1344 Crossman Avenue, Sunnyvale, California 94089. Stockholders may request directions to our principal executive offices in order to attend the Annual Meeting by calling 408-227-4500.

Q:	Can I attend the Annual Meeting?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of October 8, 2012. If you are a stockholder of record, meaning that you hold shares directly in your name with BNY Mellon Shareowner Services, please bring government-issued photo identification for entrance to the

Annual Meeting. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting their stock ownership as of the Record Date (as defined below). The meeting will begin promptly at 11:00 a.m., Pacific Time, and you should leave ample time for the check-in procedures. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record — If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you by the Company. As a stockholder of record, you have the right to grant your voting proxy directly to Aruba or to a third party, or to vote in person at the Annual Meeting.

Beneficial owners — Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at the close of business on October 8, 2012 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters presented.

As of the close of business on the Record Date, there were 113,477,436 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker “non-vote”?

A:	A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Stockholders of record — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting, even if previously voted by another method.

Beneficial owners — Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Time, on November 28, 2012 or by following the instructions at www.proxyvote.com. Most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.

Telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Mail — You may request a proxy card from the Company and indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Please follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card.

Q:	What proposals will be voted on at the Annual Meeting?

A:	1. The election of eight directors recommended by the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013; and

3. A non-binding advisory vote to approve executive compensation.

Q:	What is the voting requirement to approve each of the proposals?

A:	On all matters, each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Proposal One — A plurality of the votes duly cast is required for the election of directors. This means that each of the eight persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected as a director of the Company to serve until the next annual meeting or until such individual’s successor has been duly elected and qualified.

Proposal Two — The affirmative “FOR” vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013.

Proposal Three — The affirmative “FOR” vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

Q:	How are votes counted?

A:	You may vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013 and the non-binding advisory vote to approve executive compensation. Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

Proposal One — “FOR” each of the eight nominees recommended by the Company’s Board of Directors for election as directors.

Proposal Two — “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013.

Proposal Three — “FOR” the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

Q:	How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?

A:	If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	What is the effect of not casting a vote at the Annual Meeting?

A:	If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want it to count in the election of directors (Proposal One) and the non-binding, advisory vote to approve executive compensation (Proposal Three). If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013 (Proposal Two).

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxyholders will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be presented at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with the Company’s Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Company’s Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company’s Secretary or should be sent so as to be delivered to the Company’s principal executive offices, Attention: Secretary.

A stockholder of record who has voted via the Internet or by telephone may subsequently change his or her vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on November 28, 2012.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker, trustee or nominee may have, you may attend the Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Company intends to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A.	You may submit proposals, including director nominations, for consideration at future stockholder meetings. All notices of proposals by stockholders should be sent to the Company’s principal executive offices, Attention: Secretary.

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials — Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Company’s Secretary in a timely manner. In order to be included in the proxy statement for the next annual meeting of stockholders, stockholder proposals must be received by the Company’s Secretary no later than June 20, 2013 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders (whether or not the matter relates to nominations to the Company’s Board of Directors).

Nominations for the election of directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered timely written notice to the Company’s Secretary and who was a stockholder at the time of such notice and as of the record date for such meeting. The notice must contain specified information about the nominees and about the stockholder proposing such nominations. To be timely for the next annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Company’s Secretary at the principal executive offices of the Company between August 4, 2013 and September 3, 2013. For more information, please see “Corporate Governance — Process for Recommending Candidates for Election to the Board of Directors” below.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to the Company’s Secretary, which notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

To be timely for the next annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Company’s Secretary at the principal executive offices of the Company between August 4, 2013 and September 3, 2013.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company is not required to present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Company’s Secretary at our principal executive offices or by accessing the Company’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to the Company’s Secretary at our principal executive offices.

Additional Information

Q:	What should I do if I receive more than one Notice of Internet Availability, voting instruction card or set of proxy materials?

A:	If you received more than one Notice of Internet Availability, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominees may be participating in the practice of “householding,” which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact the Company’s investor relations department at (408) 754-3058 or write to the Company at 1344 Crossman Avenue, Sunnyvale, California 94089, Attention: Investor Relations.

Q:	Can I access the Company’s proxy materials and Annual Report on Form 10-K over the Internet?

A:	All stockholders and beneficial owners will have the ability to access the Company’s proxy materials, free of charge, on the Internet as indicated in the Notice of Internet Availability. The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 (the “2012 Annual Report on Form 10-K”) is also available on the Internet as indicated in the Notice of Internet Availability. In addition, you can access this proxy statement and the 2012 Annual Report on Form 10-K by going to the Investor Relations section of the Company’s website at www.arubanetworks.com. The 2012 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy soliciting material.

Q:	What is the mailing address for the Company’s principal executive offices?

A:	The Company’s principal executive offices are located at 1344 Crossman Avenue, Sunnyvale, California 94089.

Any written requests for additional information, copies of the proxy materials and 2012 Annual Report on Form 10-K, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to this address.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 29, 2012

This proxy statement and the Company’s 2012 Annual Report on Form 10-K are available by going to the Investor Relations section of the Company’s website at www.arubanetworks.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company’s bylaws provide that the authorized number of directors that shall constitute the Company’s Board of Directors shall be determined by resolution of the Board of Directors. Currently, there are nine authorized directors. The Board of Directors has approved a reduction in the number of authorized directors from nine to eight, effective as of immediately prior to the Annual Meeting, as Mr. Douglas Leone’s term of office will expire immediately prior to the Annual Meeting. The Board of Directors has selected eight nominees for election to the Board of Directors at the Annual Meeting, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”), and all of whom are presently directors of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

Information Regarding the Nominees

The names of the nominees for director, their ages, their positions with Aruba and other biographical information as of October 8, 2012 are set forth below. There are no family relationships among any of our directors or executive officers. Beneath the biographical details of each nominee listed below, we have also detailed the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to conclude that each nominee should serve on the Board of Directors.

Name	Age	Position
Dominic P. Orr	61	President, Chief Executive Officer and Chairman of the Board of Directors
Keerti Melkote	42	Co-Founder, Chief Technology Officer and Director
Bernard Guidon	65	Director
Emmanuel Hernandez	57	Director
Michael R. Kourey	53	Director
Willem P. Roelandts	67	Director
Juergen Rottler	46	Director
Daniel Warmenhoven	61	Lead Independent Director

Dominic P. Orr has served as a director since 2002 and as our President and Chief Executive Officer since April 2006. From November 2001 through April 2006, Mr. Orr was a private investor. Mr. Orr was President, Content Networking Business Unit at Nortel Networks, a global supplier of communication equipment, from October 2000 to October 2001, and continued as a consultant to Nortel Networks until October 2002. Prior to joining Nortel Networks, Mr. Orr served as the President and Chief Executive Officer of Alteon WebSystems from August 1996 until its acquisition by Nortel Networks in October 2000. Mr. Orr is a member of the Sciences Board of Visitors at the University of California, Los Angeles and a member of the Advisory Board of the Information Science and Technology Program at the California Institute of Technology in Pasadena, California. Mr. Orr also serves on the board of directors of Inveneo, a private, non-profit company. Mr. Orr received his B.S. in physics from the City College of the City University of New York and his M.S. and Ph.D. from California Institute of Technology.

Among other skills and qualifications, Mr. Orr brings to the Board:

•	Leadership and Global Expertise — current CEO; former CEO of publicly-traded technology company

•	Industry, Technology and Corporate Development Expertise — over 20 years of senior management experience in the computer systems and communication networking industries

Keerti Melkote, our co-founder, has served as a director since 2002 and as our Chief Technology Officer since August 2008. Mr. Melkote started Aruba in February 2002 and has held numerous operating roles at Aruba, including in product management, marketing and business development. In 2001, Mr. Melkote was the senior director of product management and marketing at Tahoe Networks, a cellular mobile data networking company. Prior to joining Tahoe Networks, Mr. Melkote was director of product management at the Shasta IP Services division of Nortel Networks from 1999 to 2001. Mr. Melkote has also held various product management, technical marketing and engineering positions at Cisco Systems and Intel Corporation. Mr. Melkote has extensive experience in leading entrepreneurial teams that have created new businesses and billion dollar product categories in the networking industry. Mr. Melkote’s major accomplishments include the creation and delivery of Aruba’s market leading secure mobile access solution, the industry’s first broadband IP service delivery platform at Shasta Networks and Cisco’s first gigabit switching products. Mr. Melkote received his MSEE from Purdue University and B.Tech in ECE from JNTU, Hyderabad. Mr. Melkote has been granted multiple patents for innovations in the field of networking and communications.

Among other skills and qualifications, Mr. Melkote brings to the Board:

•	Leadership Expertise — current CTO

•	Industry Expertise — co-founder and over 10 years of senior product management experience in communication networking industry

•	In-Depth Technology Expertise — patent holder for multiple innovations in the field of networking and communications

Bernard Guidon has served as a director since 2006. Mr. Guidon has been an executive management consultant since February 2002, providing consulting services to multiple companies, including Aruba. Prior to starting his consulting activities, Mr. Guidon spent 25 years working with Hewlett-Packard, most recently serving as Vice President and General Manager of the Hewlett-Packard Professional Services Organization from 1999 until 2002. Mr. Guidon also serves on the board of directors of UShareSoft, a private company based in France that is a provider of a self-service factory for building virtual and cloud-ready software images. Mr. Guidon received his M.S. in Electrical Engineering from the Ecole Nationale Supérieure d’Electrotechnique, d’Electronique, d’Informatique, d’Hydraulique et des Télécommunications in France.

Among other skills and qualifications, Mr. Guidon brings to the Board:

•	Leadership and Global Expertise — former senior manager of publicly-traded technology company; held directorships with both domestic and foreign technology companies

•	Industry, Technology and Corporate Development Expertise — executive management consultant

Emmanuel Hernandez has served as a director since 2006. Mr. Hernandez has been an Operating Partner at Khosla Ventures, a venture capital firm, since May 2010. Prior to joining Khosla Ventures, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation from April 2005 to November 2008. He retired as Chief Financial Officer of SunPower Corporation in November 2008, but continued in a transition role at SunPower Corporation until January 2009. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez currently serves on the board of directors of ON Semiconductor, MEMC Electronics Materials Inc., EnStorage Inc., a private company that develops flow battery/storage technology for the renewable energy industry, and Soraa, Inc., a private company that is developing LED and laser technology.

Among other skills and qualifications, Mr. Hernandez brings to the Board:

•	Leadership and Global Expertise — director of publicly-traded technology companies; over 35 years of finance and operations experience in high tech businesses

•	Financial, Corporate Development and Legal Compliance Expertise — 15 years as CFO of publicly-traded companies

Michael R. Kourey has served as a director since 2007. Mr. Kourey has been an Operating Partner at Khosla Ventures, a venture capital firm, since April 2012. Prior to joining Khosla Ventures, Mr. Kourey served as the Chief Financial Officer of Polycom, Inc., a publicly-held unified collaborative communications solutions company, from January 1995 to February 2012. Mr. Kourey also served as a director of Polycom from January 1999 to May 2011, as Senior Vice President, Finance and Administration from January 1999 to May 2010, as Vice President, Finance and Administration from January 1995 to January 1999 and as Vice President, Finance and Operations from July 1991 to January 1995. Mr. Kourey currently serves on the board of directors of Riverbed Technology, Inc. and various private companies, and serves on the Advisory Board of the Graduate School of Management at the University of California, Davis. Mr. Kourey holds a B.S. in managerial economics from the University of California, Davis and an M.B.A. from Santa Clara University.

Among other skills and qualifications, Mr. Kourey brings to the Board:

•	Leadership and Global Expertise — director of publicly-traded technology companies

•	Financial, Corporate Development and Legal Compliance Expertise — CFO of publicly-traded technology company

Willem P. Roelandts has served as a director since 2008. Mr. Roelandts is an independent consultant. Mr. Roelandts was Chairman of the Board of Directors of Xilinx, Inc. from July 2003 until August 2009 and a member of the board of directors of Xilinx from 1996 until August 2009. Mr. Roelandts served as President and Chief Executive Officer of Xilinx from January 1996 to January 2008. Prior to joining Xilinx, Mr. Roelandts held various executive positions during a 29-year career at Hewlett-Packard Company, where he last served as Senior Vice President and General Manager of Computer Systems Organizations. Mr. Roelandts serves on the Board of Directors of Applied Materials, Inc., IMEC, a non-profit research company in Belgium, eSilicon Corporation, a privately held company, and the El Camino Hospital Foundation, a non-profit foundation, and on the Board of Trustees of the Lincoln Law School. Mr. Roelandts received his B.S. in Electrical Engineering from Rijks Hogere Technische School in Belgium.

Among other skills and qualifications, Mr. Roelandts brings to the Board:

•	Leadership and Global Expertise — former CEO of publicly-traded technology company

•	Industry, Technology and Corporate Development Expertise — over 40 years of experience in the high tech industry

Juergen Rottler has served as a director since 2011. From September 2006 to October 2010, Mr. Rottler served as the Executive Vice President of Customer Services for Oracle Corporation, a provider of integrated business software and hardware systems. Mr. Rottler was Executive Vice President, Oracle Support and Oracle On Demand, from January 2005 to September 2006 and was Executive Vice President, Oracle On Demand, from September 2004 to January 2005. During his six year tenure, Oracle became the first technology company to receive the global J.D. Power & Associates award for Outstanding Customer Service. Prior to joining Oracle, Mr. Rottler held several global leadership positions at HP, where he worked in their hardware, software, and services businesses between 1986 and 2004. Mr. Rottler holds a bachelor’s degree in computer science and business from Hochschule Furtwangen University (Germany), and an M.B.A. from Bentley University in Waltham, Massachusetts.

Among other skills and qualifications, Mr. Rottler brings to the Board:

•	Leadership Expertise — held senior manager and global leadership positions at publicly-traded technology companies

•	Industry and Customer Services Expertise — over 20 years of experience in the high tech industry and in selling and servicing IT organizations

Daniel Warmenhoven has served as a director since 2006 and as Lead Independent Director since October 2009. Mr. Warmenhoven has served as a member of the board of directors of NetApp, Inc. since October 1994 and was elected chairman of the NetApp board of directors in January 2008. He served as Chief Executive Officer of NetApp from October 1994 to August 2009 when he took on the role of Executive Chairman. Prior to joining NetApp, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer, and chairman of the board of directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Prior to Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard from 1985 to 1989 and IBM Corporation from 1972 to 1985. Mr. Warmenhoven is lead independent director of Palo Alto Networks, Inc., and also serves on the boards of directors of Stoke, Inc. and Bechtel Corp., both privately held companies. Mr. Warmenhoven received his B.S. in Electrical Engineering from Princeton University.

Among other skills and qualifications, Mr. Warmenhoven brings to the Board:

•	Leadership and Global Expertise — former CEO of publicly-traded technology companies

•	Industry, Technology and Corporate Development Expertise — over 30 years in senior management of technology companies, including network equipment companies

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2013, and recommends that the stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since the Company’s inception. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable, as a matter of good corporate practice, to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, may make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2013.

Principal Accounting Fees and Services

The following table presents fees for professional audit services and other services rendered to the Company by PricewaterhouseCoopers LLP for the fiscal years ended July 31, 2011 and July 31, 2012.

	Fiscal 2011	Fiscal 2012
Audit Fees(1)	$977,000	$1,643,000
Tax Fees(2)	393,000	30,000
All Other Fees(3)	3,300	—
Total	$1,373,300	$1,673,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s consolidated financial statements, audit of the Company’s internal control over financial reporting and review of the Company’s quarterly interim consolidated financial statements, as well as services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Also includes fees for services associated with periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., consents) and assistance in responding to SEC comment letters. The Company has adjusted the amount of audit fees for fiscal 2011 to include amounts that were billed but not paid as of July 31, 2011, as well as amounts that had not been billed as of July 31, 2011.

(2)	Consists of fees billed for tax compliance, consultation and planning services. The Company has adjusted the amount of tax fees for fiscal 2011 to include amounts that were billed but not paid as of July 31, 2011, as well as amounts that had not been billed as of July 31, 2011.

(3)	Consists of fees billed for products provided by PricewaterhouseCoopers LLP.

In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013, the Audit Committee has considered whether services other than audit and audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for pre-approving the services and associated fees provided by Aruba’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

All PricewaterhouseCoopers LLP audit and non-audit services and fees in fiscal 2011 and fiscal 2012 were pre-approved by the Audit Committee.

PROPOSAL THREE

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Aruba’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of Aruba’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 20 below. This proposal, commonly known as a “say-on-pay” proposal, gives Aruba’s stockholders the opportunity to express their views on Aruba’s named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of Aruba’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”). The say-on-pay vote will, however, inform the Board of Directors and the Compensation Committee regarding investor sentiment about Aruba’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board of Directors and the Compensation Committee value the opinions of Aruba’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board of Directors and the Compensation Committee will consider the stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Aruba believes that the information provided within the Executive Compensation section of this proxy statement demonstrates that Aruba’s executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with Aruba’s stockholders’ interests to support long-term value creation. Aruba also believes the compensation paid to its named executive officers during fiscal 2012 was commensurate with Aruba’s financial performance as described further in the Executive Compensation section of this proxy statement.

Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF ARUBA’S

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Business Conduct

The Board of Directors sets high standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for stockholders and to oversee the management of the Company’s business. The Board of Directors has adopted Corporate Governance Principles that set forth our principal corporate governance policies, including the oversight role of the Board of Directors. The Corporate Governance Principles, in conjunction with our Certificate of Incorporation, bylaws and Board of Director committee charters, form the framework for the governance of the Company. The Corporate Governance Principles are available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page.

In addition, the Board of Directors has adopted a Code of Business Conduct, which is applicable to all of the Company’s directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Code of Business Conduct is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page. The Company will disclose on its website any amendment to the Code of Business Conduct, as well as any waivers of the Code of Business Conduct that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“Nasdaq”).

Independence of the Board of Directors

The Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors has determined that the following seven directors are “independent directors” as that term is defined in the Nasdaq Listing Rules: Messrs. Guidon, Hernandez, Kourey, Roelandts, Rottler and Warmenhoven. The Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Meetings and Committees

During fiscal 2012, the Board of Directors held a total of nine meetings (including regularly scheduled and special meetings). Each of the directors attended or participated in 75% or more of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served during the past fiscal year (during the periods when such director served), except for Mr. Orr, who missed several meetings of the Corporate Development Committee due to Company commitments and his work travel schedule. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Corporate Development Committee.

It is the policy of the Board of the Directors to have separate meeting times for independent directors without management, as stated in the Company’s Corporate Governance Principles. The independent directors met four times during fiscal 2012, with no members of management present.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Emmanuel Hernandez, Michael R. Kourey and Juergen Rottler, each of whom is “independent” as such term is defined for audit committee members by the SEC and the Nasdaq Listing Rules. Mr. Hernandez is the chairman of the Audit Committee. The Board of Directors has determined that Messrs. Hernandez and Kourey are “audit committee financial experts” as defined under the rules of the SEC. The Audit Committee met eight times during fiscal 2012. The Audit Committee is responsible for, among other things:

•	Overseeing the accounting and financial reporting processes and audits of the Company’s financial statements;

•	Selecting and hiring the Company’s independent registered public accounting firm and approving the audit and non-audit services to be performed by the independent registered public accounting firm;

•

Assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s internal accounting and financial controls, the Company’s compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company’s independent registered public accounting firm;

•

Providing to the Board of Directors information and materials to make the Board of Directors aware of significant financial and audit-related matters that require the attention of the Board of Directors;

•

Overseeing the Company’s risk management and significant financial policies, including the Company’s investment policies, credit policies, capital expenditure policies and foreign exchange and hedging policies; and

•	Preparing the Audit Committee Report that the SEC requires in the Company’s annual proxy statement.

The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page.

The Audit Committee Report is included in this proxy statement on page 46.

Compensation Committee

The Compensation Committee currently consists of Douglas Leone and Willem P. Roelandts, each of whom is “independent” as such term is defined by the Nasdaq Listing Rules. Effective as of immediately prior to the Annual Meeting, Mr. Guidon will replace Mr. Leone on the Compensation Committee. Mr. Roelandts is the chairman of the Compensation Committee, which met 13 times during fiscal 2012. The Compensation Committee is responsible for, among other things:

•

Overseeing the Company’s compensation policies, plans and benefit programs and making recommendations to the Board of Directors with respect to improvements or changes to the plans and adoption of other plans;

•

Reviewing and approving with respect to the Company’s Chief Executive Officer and other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs, and any other benefits, compensation or arrangements;

•	Evaluating and approving the corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers;

•	Evaluating director compensation and making recommendations to the Board of Directors regarding such compensation;

•	Administering the Company’s compensation plans;

•	Reviewing the Company’s Compensation Discussion and Analysis included in the Company’s annual proxy statement; and

•	Preparing the Compensation Committee Report that the SEC requires in the Company’s annual proxy statement.

The Compensation Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page.

The Compensation Committee Report is included in this proxy statement on page 32.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Daniel Warmenhoven and Bernard Guidon, each of whom is “independent” as such term is defined by the Nasdaq Listing Rules. Mr. Warmenhoven is the chairman of the Corporate Governance and Nominating Committee, which held two meetings during fiscal 2012. The Corporate Governance and Nominating Committee is responsible for, among other things:

•	Assisting the Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors for each annual meeting of stockholders;

•	Developing principles of corporate governance and recommending them to the Board of Directors;

•	Overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the SEC and the Nasdaq Stock Market;

•	Recommending persons to be members of each Board committee;

•	Reviewing, approving and monitoring the Company’s Code of Business Conduct; and

•

Reviewing actual and potential conflicts of interest of Board members and executive officers, other than related party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by the Company’s stockholders. For more information, see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page.

Corporate Development Committee

The Corporate Development Committee of the Board of Directors (the “Corporate Development Committee”) currently consists of Bernard Guidon, Willem P. Roelandts and Daniel Warmenhoven. Mr. Warmenhoven is the chairman of the Corporate Development Committee, which held five meetings during fiscal 2012. The Corporate Development Committee has the authority to, among other things:

•

Review, evaluate and approve acquisition and strategic investment transactions proposed by the Company’s management in which the total consideration to be paid by the Company does not exceed $20 million per acquisition, or $5 million per strategic investment, and does not consist of Aruba stock; and

•	Review, evaluate and recommend to the Board of Directors acquisition and strategic investment transactions exceeding the approval authority of the Corporate Development Committee.

The Corporate Development Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page.

Leadership Structure

Dominic P. Orr has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors since April 2006. The Board of Directors believes that Mr. Orr is uniquely qualified to direct the focus and attention of the Board of Directors to the areas most relevant for Aruba and its stockholders due to his intimate knowledge of the Company’s strategic priorities and day-to-day operations. Notwithstanding the current combination of the roles of Chief Executive Officer and Chairman, the Board may, in the future, deem it appropriate to separate the roles in light of the Company’s leadership needs.

The Board of Directors believes that the Company’s leadership structure is further strengthened by the presence of a Lead Independent Director. Mr. Warmenhoven has served as Lead Independent Director since October 2009. Mr. Warmenhoven’s principal responsibilities as the Lead Independent Director are to consult with the CEO/Chairman regarding the agenda for meetings of the Board of Directors, schedule and prepare agendas for meetings of independent directors, communicate with the CEO/Chairman, act as principal liaison between the independent directors and the CEO/Chairman on sensitive issues, and raise issues with management on behalf of the independent directors when appropriate.

In addition, each committee of the Board of Directors has a designated chairperson and is comprised solely of independent directors.

The Board of Directors feels that combining the positions of Chairman and CEO, selecting a Lead Independent Director to provide independent leadership and maintaining independent committees with individual chairs is the appropriate leadership structure to encourage the effective, efficient and engaged governance of Aruba by the Board of Directors and management.

Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s enterprise-wide risk management. On a regular basis, the Board of Directors reviews the strategic, financial and operational risks inherent in the Company’s business through its consideration of the various matters presented to the Board of Directors or its committees by management for review or approval. With respect to risks that arise in the course of the Company’s operations on a day-to-day basis, the Board of Directors has delegated to management responsibility for identifying, assessing, managing and mitigating such risks, although the Board of Directors maintains ultimate responsibility for ensuring that management is effectively executing its responsibilities.

To assist the Board of Directors with its oversight function, each committee of the Board of Directors, other than the Corporate Development Committee, regularly reviews and evaluates various aspects of enterprise risk as part of its specific functions and responsibilities delegated by the Board of Directors. For example, the Compensation Committee is responsible for designing and implementing compensation policies that encourage the appropriate amount of risk-taking by Aruba’s employees, the Corporate Governance and Nominating Committee assesses potential risks in reviewing and managing the Company’s corporate governance policies and processes, and the Audit Committee identifies and reviews potential legal, financial and audit-related risks that are presented in connection with the committee’s oversight of the Company’s financial review and reporting processes and regulatory and corporate compliance matters.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, Douglas Leone and Willem P. Roelandts served as members of the Compensation Committee. In fiscal 2012, no interlocking relationship existed between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company encourages, but does not require, members of the Board of Directors to attend the annual meeting of stockholders. Seven directors attended the Company’s 2011 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board of Directors and recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors.

Stockholder Recommendations and Nominees

Stockholder recommendations for candidates to the Board of Directors must be directed in writing to the Company’s Secretary at the Company’s principal executive offices and must include, among other things, the candidate’s name, detailed biographical data and qualifications, home and business contact information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock. There are no differences in the manner by which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

Director Qualifications

The Corporate Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by the committee. The consideration of any candidate for director will be based on the Corporate Governance and Nominating Committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees should reflect a Board that is predominately independent and that is comprised of directors who (1) are of high integrity, (2) have broad, business-related knowledge and experience, (3) have qualifications that will increase overall Board effectiveness, and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In evaluating director candidates, the Corporate Governance and Nominating Committee values candidates who will contribute to the broad diversity of experience, professions, skills, viewpoints and backgrounds represented on the Board of Directors, but the committee does not have a formal policy with respect to diversity nor does it assign specific weights to particular criteria. As noted above, the Corporate Governance and Nominating Committee considers diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates, and views diversity broadly to consider those attributes that it believes will constitute the Board of Directors best able to guide the Company and its strategic direction through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes.

Identification and Evaluation of Nominees for Directors

The Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance and Nominating Committee through stockholders, management, current members of the Board of Directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including but not limited to the use of third parties to review candidates.

Contacting the Board of Directors

The Board of Directors welcomes the submission of any comments or concerns from stockholders. Communications received will be reviewed by the Company’s Secretary and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received. If you wish to submit any comments or express any concerns to the Board of Directors, please send them to Board of Directors, Aruba Networks, Inc., Attention: Secretary, 1344 Crossman Avenue, Sunnyvale, California 94089.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of October 8, 2012:

Name	Age	Position(s)
Dominic P. Orr	61	President, Chief Executive Officer and Chairman of the Board of Directors
Michael M. Galvin	47	Chief Financial Officer
Keerti Melkote	42	Co-Founder, Chief Technology Officer and Director
Michael Kirby	58	Executive Vice President, Worldwide Sales

Dominic P. Orr. See biographical information set forth above under “Proposal One — Election of Directors.”

Michael M. Galvin has served as Aruba’s Chief Financial Officer since June 2011. Mr. Galvin had been serving since April 2011 as Aruba’s interim principal financial officer and interim principal accounting officer. Mr. Galvin previously served as Aruba’s Vice President, Finance from December 2008 to April 2011. From July 2005 to November 2008, Mr. Galvin served as Aruba’s Senior Director of Finance. Prior to joining Aruba, Mr. Galvin was Chief Financial Officer of StubHub, Inc., a privately held e-commerce company, from December 2004 to April 2005. From September 1996 to November 2004, Mr. Galvin held various finance positions at BEA Systems, Inc., a publicly traded enterprise software company, including Vice President of Finance/Corporate Controller and Vice President of Finance for the Worldwide Services Organization. From June 1991 to July 1996, Mr. Galvin was an investment banker at Merrill Lynch & Co., Inc., a publicly traded financial services company, most recently as a Vice President. Mr. Galvin earned a B.A. from the University of Notre Dame and an M.B.A. from the University of California, Los Angeles.

Keerti Melkote. See biographical information set forth above under “Proposal One — Election of Directors.”

Michael Kirby has served as Aruba’s Executive Vice President, Worldwide Sales since June 2011. Mr. Kirby previously served as Aruba’s Vice President, Americas from August 2004 to June 2011. Prior to joining Aruba, Mr. Kirby held multiple sales management positions at Cisco Systems and Wang Laboratories. Mr. Kirby earned a B.A. from Temple University.

Our executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full-time employee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation philosophy is to attract, motivate and retain talented executives responsible for the success of the Company, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on the achievement of our overall financial results and individual contributions by executives and employees. Within this overall philosophy, our objectives are to:

•	Motivate executive officers to achieve quantitative financial and non-financial objectives and create a meaningful link between achievement of these objectives and individual executive compensation;

•

Align the financial interests of executive officers with those of Aruba’s stockholders by providing significant equity-based incentives, while carefully considering both stockholder dilution and stock-based compensation expense; and

•	Offer a total compensation package that is comparable to other similarly sized public companies and other mid-size public technology companies in order to attract and retain top talent.

The Compensation Committee guides our compensation philosophy and objectives. During all of fiscal 2012 and continuing into the current fiscal year, the compensation for our executive officers consists of two primary components: base salary and equity awards (including those earned through the executive bonus plan discussed below). The Compensation Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, practices and packages offered to Aruba’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation, although the Company has no formal or informal policies regarding such allocations.

Allocation Amongst Types of Compensation

The Compensation Committee does not have a pre-established policy or target for the allocation between long- and short-term incentive compensation or between cash and non-cash compensation. Aruba considers the proper allocation between long-term and short-term incentives by considering the balance that is required to retain executives and reward them for the short-term success of our business while appropriately motivating the executives to strive to achieve the Company’s longer-term goals, such as sustained profitability. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with Aruba for executive talent.

In allocating between cash and non-cash compensation, we informally weigh similar concerns. For instance, in allocating between types of compensation, the Compensation Committee believes that cash compensation and generally available benefits (such as 401(k) plan participation and health benefits) should be competitive with the external job market, in order to allow the Company to attract and retain talent. The Compensation Committee grants equity awards in a manner intended to both be competitive with the job market and provide appropriate incentives to our executives. For this reason, we have sought to continue to set the base pay compensation of our executive officers around the middle of the market pay levels relative to their peer group as indicated in the survey data discussed below, but the Company did not engage in any benchmarking or targeting of any levels of pay. As an additional example of the manner in which the above-noted concerns impact the allocation between cash and non-cash compensation, prior to our initial public offering (“IPO”), the Board of Directors approved compensation for our executive officers that was weighted toward equity compensation. This served to incentivize our executive officers to assist Aruba in achieving a successful IPO and also worked to preserve our cash resources. Aruba continues to use equity as the primary motivator for the executive officers to keep them focused on growing the value of our stock and the Company over both the near and long-term.

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2012, as well as the other individuals included in the “Summary Compensation Table” on page 33 of this proxy statement, are referred to as the “named executive officers.” They are (i) Dominic P. Orr, our President and Chief Executive Officer, (ii) Michael M. Galvin, our Chief Financial Officer, (iii) Keerti Melkote, our Chief Technology Officer, (iv) Michael Kirby, our Executive Vice President, Worldwide Sales, and (v) Hitesh Sheth, our former Chief Operating Officer. Effective as of June 1, 2012, Hitesh Sheth resigned from his position as our Chief Operating Officer.

Role and Authority of the Compensation Committee

The Compensation Committee has the final decision-making authority with respect to the compensation of our executive officers. In fiscal 2012, the members of the Compensation Committee were directors Douglas Leone and Willem P. Roelandts. Each of these individuals qualifies as (i) an “independent director” as defined in the Marketplace Rules of the NASDAQ Stock Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code. The Compensation Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.arubanetworks.com in the Corporate Governance section of the Investor Relations page. The Compensation Committee reviews its charter annually, and it was most recently updated on November 20, 2009.

The Compensation Committee carries out the responsibilities assigned to it by the Board of Directors, including responsibilities to: (i) oversee Aruba’s compensation policies, plans and benefits programs; (ii) review and approve the compensation of our Chief Executive Officer and other executive officers; and (iii) administer Aruba’s equity compensation and incentive plans. In reviewing and approving the executive compensation packages offered to our executive officers, the Compensation Committee is responsible for ensuring that such packages are consistent with our compensation program and philosophy.

In carrying out its responsibilities, the Compensation Committee from time to time engages outside consultants and/or consults with Aruba’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee currently feels that it is adequately and appropriately able to assess and determine the compensation arrangements for our executive officers. In addition to using outside consultants as appropriate, the Compensation Committee considers comparative market data provided by management, the Compensation Committee members’ own experience and knowledge regarding compensation matters, and Aruba’s general compensation philosophy and goals. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. For instance, at the invitation of the Compensation Committee, one or more of the following individuals attended each of the 13 Compensation Committee meetings during fiscal 2012: Dominic P. Orr, the Company’s Chief Executive Officer, Michael M. Galvin, the Company’s Chief Financial Officer, Alexa King, the Company’s former General Counsel, or Aaron Bean, the Company’s Vice President, Human Resources. The Compensation Committee expects that it will continue to meet at least quarterly in fiscal 2013 to grant any equity awards outside the scope of the Equity Award Committee’s (discussed below) authority, review the Company’s equity award granting plans as recommended by management and to discuss pertinent compensation-related issues as necessary and appropriate. In addition, the Compensation Committee annually reviews the base salaries of our executive officers.

In fiscal 2010, the Board of Directors established the Equity Award Committee, consisting of the Chief Financial Officer and the General Counsel of the Company (the “Equity Award Committee”), to which the Board of Directors delegated certain equity award granting authority. The current members on the Equity Award Committee are Michael M. Galvin and Damien Eastwood (the Company’s General Counsel). The Equity Award Committee has the authority to grant stock options and restricted stock units only with respect to new hires, discretionary bonuses and promotions for employees below the level of Vice President, and to consultants as compensation for services rendered, but only within certain pre-approved guidelines.

Role of Executive Officers in Compensation Decisions

The Compensation Committee on occasion meets with Mr. Orr, our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for our executive officers (other than himself). At least annually, the Compensation Committee considers, but is not bound by and does not always accept, Mr. Orr’s recommendations for the executive officers. These meetings typically occur as part of the regularly scheduled Compensation Committee meeting.

During fiscal 2012, Ms. King, the Company’s former General Counsel, and/or Mr. Bean, the Company’s Vice President, Human Resources, regularly attended meetings of the Compensation Committee but they left the meetings as appropriate when matters of executive compensation were discussed. In addition, Mr. Orr sometimes attends the Compensation Committee’s meetings, but leaves the meetings as appropriate when matters regarding his own compensation are discussed. The Compensation Committee discusses and makes decisions with respect to Mr. Orr’s compensation package — salary as well as equity — without him present.

Role of Stockholder Input in Setting Compensation

At our previous annual stockholder’s meeting in December 2011, we held a non-binding advisory stockholder vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 89% of stockholder votes cast in favor of our most recent say-on-pay proposal. We were mindful of the support our stockholders expressed for our named executive officer compensation programs and, as a result, we decided to retain our general approach to our executive compensation programs, which have remained substantially the same for several years. We believe our programs are effectively designed and work well to align compensation for our named executive officers with the interests of our stockholders, and help drive the achievement of our business strategy.

Role of Compensation Consultant

The Compensation Committee has engaged outside consultants to review the Company’s compensation plans or arrangements. Compensation Wizards was retained by the Compensation Committee in fiscal 2012 to review the Company’s executive compensation. Under the direction of the Compensation Committee, Compensation Wizards provided competitive market data to review our executive compensation programs for fiscal 2012, indentified trends in executive compensation and made recommendations as to appropriate levels of compensation for fiscal 2012. The Compensation Committee used its discretion in setting appropriate compensation levels, taking into consideration the recommendations and market data provided by Compensation Wizards as well as the other factors listed above in “Role and Authority of the Compensation Committee”. Compensation Wizards also reviewed the Company’s general compensation programs, but the fees paid to Compensation Wizards in fiscal 2012 for such work did not exceed $120,000.

In fiscal 2012, Aruba’s management team continued to engage Radford to provide data regarding base salary, bonus and equity awards for the surveyed group described below. With the use of data from Radford as well as data from Compensation Wizards, management reviewed and made recommendations on compensation programs for employees at all levels, including executives. Radford has provided similar services since fiscal 2007, and Aruba expects to continue to utilize Radford’s services during fiscal 2013. Aruba’s management considered this data (as well as data from Compensation Wizards) in making recommendations at the end of calendar year 2011 for executive officer base salaries for fiscal 2012. Aruba’s management team uses the Radford and Compensation Wizard’s data as a tool in making recommendations to the Compensation Committee on compensation adjustments and new hire offers that are consistent with Aruba’s compensation philosophy and goals. Radford does not provide any additional services to Aruba. Although Radford does not provide services directly to the Compensation Committee, Aruba’s management shares some of the comparative data it receives from Radford with the Compensation Committee for use in its decision-making.

To compare our executive and general employee compensation program for fiscal 2012 to the market, Compensation Wizards surveyed technology companies and their published pay practices. The employers included in the survey are companies that have employees with similar experience and education levels to Aruba’s employees. Also as part of the compensation review, Compensation Wizards, at the request of the Compensation Committee, analyzed compensation from the Radford Survey specific to the Network Products and Software Services categories for companies with between $500 million and $1 billion in annual revenue as those levels are similar to those of the Company. Specific attention was paid to those companies in the sample who are based in the San Francisco Bay Area/Silicon Valley where the Company’s headquarters are located. The companies in the peer group used by the Compensation Committee to benchmark executive compensation for fiscal 2012 did not change from fiscal 2011 and were the following: Aviat Networks, BigBand Networks, Brocade Communications Systems, Calix, Ciena, Digi International, Echelon, Extreme Networks, F5 Networks, Fortinet, Infinera, Internap Network Services, Ixia, Juniper Networks, Meru Networks, NetApp, NETGEAR, Network Equipment Technologies, Rackspace Hosting, RadiSys, Riverbed Technology, Silicon Graphics International, Sonus Networks and Symmetricom.

In order to maintain competitiveness within the marketplace, Aruba considers this peer group data in determining its executive compensation, but in fiscal 2012 Aruba did not engage in any benchmarking or targeting of any levels of pay.

Components of Compensation

The principal components of our executive officer compensation include:

•	Base salary;

•	Equity-based incentive awards, including those earned under our Executive Officer Bonus Plan (the “Bonus Plan”);

•	Severance and change of control protection;

•	Retirement benefits provided under a 401(k) plan; and

•	Generally available benefit programs.

We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Aruba’s success depends. The full set of components also allows us to reward performance, retain executive talent, and provide continued incentives throughout the fiscal year, primarily through the vesting of equity awards.

During fiscal 2012, our executive officers were granted only restricted stock units and not options. For fiscal 2013, the Compensation Committee intends to review its executive compensation practices. As part of this review, the Compensation Committee may determine to grant restricted stock units, stock options or a combination of stock options and restricted stock units to our executive officers. The Compensation Committee believes that equity compensation will allow it to balance both long-term and short-term incentives to increase stockholder value and provides Aruba with a strong retention tool. The base salary component provides a reward for the executive officer’s day-to-day efforts on behalf of the Company. Retirement benefits under our 401(k) plan and our generally available benefit programs allow us to offer benefits comparable to those offered in the marketplace.

The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy. However, the Compensation Committee will review these elements of compensation on occasion and will alter or add to the elements if it believes that they no longer achieve Aruba’s compensation objectives or fall within Aruba’s general compensation policy.

The Compensation Committee generally reviews the entire executive compensation program (other than retirement benefits under the 401(k) plan and generally available benefit programs) on at least an annual basis. Any proposed severance or change of control protection is presented to the full Board of Directors for review and approval on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance.

The Compensation Committee sets compensation packages for our executive officers and determines the use and relative weight of the various compensation components based on the industry knowledge of the members of the Compensation Committee and on management’s recommendations — which in turn were based on recommendations from the external compensation consultant (Compensation Wizards), survey data and management’s industry knowledge — as to compensation packages for the executive officers. Mr. Leone is a member of a venture capital firm and holds seats on the boards of directors of a number of companies in the technology industry, and Mr. Roelandts has extensive executive experience in the high-tech industry, has served on the Board of Xilinx, Inc., and has served as the Chair of Applied Materials’ Human Resources and Compensation Committee. As such, they are able to draw on their experience and knowledge in making these compensation decisions.

For fiscal 2013, the Compensation Committee expects the use and weight of the executive compensation components to continue to be based on a subjective determination by the Compensation Committee of the importance of each component in meeting our overall compensation objectives, including our incentive and retention needs, the need to align incentives with our stockholders’ interests, and our goal of staying competitive within the external job marketplace as evidenced by the survey noted below and by the general experience and knowledge of our Compensation Committee members. In setting compensation levels for a particular executive officer, the Compensation Committee considers both individual and corporate factors, as further discussed below.

Base Salary and Variable Incentive Awards

Base Salary

Aruba provides base salary to its executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.

During fiscal 2012, Aruba did not make changes to the fiscal 2011 base salaries of its executive officers as the Compensation Committee continued to believe that the base salaries were appropriate at the middle of the market pay levels for executive officers at the surveyed companies that Aruba reviewed in fiscal 2012.

During fiscal 2012, the Compensation Committee conducted a performance review process and reviewed the base salaries of the executive officers, and the Compensation Committee intends to do a similar review during fiscal 2013. Typically, during the process of its review, Mr. Orr, our Chief Executive Officer, reviews the performance of the executive officers (other than his own performance) and reports those findings to the Compensation Committee. Mr. Orr may take into account any specific items of performance he deems to be relevant. An executive officer’s personal performance typically is judged in part on whether the Company’s business objectives have been met, and each executive officer’s experience, skills, knowledge and responsibilities also are considered. Mr. Orr shares his performance assessment of each executive officer with the Compensation Committee prior to the Compensation Committee’s annual compensation review and determination and management, with input from the external consultant, makes recommendations to the Compensation Committee regarding base salaries. We have aimed, and expect to continue to aim, to keep salaries in line with the external job market, with particular emphasis in staying attractive in the expensive California Bay Area.

The Compensation Committee continues to believe that it is appropriate to target base salaries for executive officers in the general range of the middle of the market pay levels as compared to the surveyed companies and gathered data in furtherance of this approach. Both the Radford and the Compensation Wizards data provided generally are broken down both by geographic location and company size. For instance, when targeting base salaries for our executive officers in the California Bay Area, we generally will gather data of the base salaries for comparable Bay Area positions among the surveyed companies.

The Compensation Committee does not apply specific formulas to determine increases. There is no process in setting these budgets other than the annual business planning process. For newly hired executive officers, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Aruba.

In general, fiscal 2012 base salary compensation remained approximately in the middle of the market pay levels as compared to the companies surveyed by Compensation Wizards and Radford, and the Compensation Committee expects base salary compensation in fiscal 2013 to remain generally within those levels. As noted, the Company reviews the comparative data provided by Compensation Wizards as well as Radford and focuses most closely on peer companies that are similar in size and geographic location. Compensation Wizards and Radford survey data is presented by size of company and location, among other factors. The Compensation Committee believes that collecting data on base salaries near the middle of the market pay levels and targeting base salaries at that range enables the Company to be both competitive and fiscally prudent. The Compensation Committee continues to expect that base salaries will, in certain circumstances, deviate from this general percentile target in order to continue to retain and incentivize executive officers hired prior to our IPO and to provide more recently hired executive officers with a total compensation package that is comparable to the package they had with their prior employers.

Name	Fiscal 2011 Base Salary		Fiscal 2012 Base Salary
Dominic P. Orr	$400,000		$400,000
Michael M. Galvin	$315,000		$315,000
Keerti Melkote	$280,000		$280,000
Michael Kirby	N/A	*	$300,000
Hitesh Sheth**	$325,000		$325,000

*	Mr. Kirby was not a named executive officer in fiscal 2011.

**	Mr. Sheth resigned as Chief Operating Officer effective June 1, 2012.

The Compensation Committee intends to maintain a target of approximately the middle of the market pay levels of the surveyed group as a basis for making total compensation decisions for the management team and the employee base until such time as Aruba believes that this target is no longer appropriate in light of Aruba’s performance or a change in our compensation philosophy or objectives. However, Aruba does not engage in any benchmarking or targeting of any levels of pay.

Variable Incentive Awards, Commissions, and Other Bonuses

The Bonus Plan offers the Company’s executive officers the opportunity to earn bonuses based on the achievement of specified Company performance targets during each performance period. The Bonus Plan consists of two performance periods per fiscal year. Each performance period lasts for two consecutive fiscal quarters, and a new performance period will begin on the first day of the first and third fiscal quarters. Each executive officer is assigned a targeted bonus value, set as a percentage of his base salary, for each performance period (see the table below for each named executive officer’s targeted bonus value). Target bonus values are determined so as to be in the general range of the middle of the market pay levels of the peer companies. The executive officer may earn more or less than his targeted value based on the extent to which achievement of the specified performance goals result in the funding of a bonus pool. If Company performance results in the bonus pool being funded at 100% of targeted levels, the participants will be eligible to receive bonuses at their target levels.

Each fiscal year, management develops and the Board of Directors, after significant discussion and review, approves an operating plan designed to encourage the growth and development of the Company. The operating plan is intentionally challenging and expected to be achieved by management and the Company as a whole only with significant effort and skill. Because the Bonus Plan’s performance goals and target levels are set by the Compensation Committee based on the Company’s operating plan, the difficulty in achieving the performance goals at the target levels reflects the inherent difficulty in achieving the goals and objectives set forth in the operating plan. We expect that management will need to perform at high levels and expend significant effort and skill to achieve target level performance under the Bonus Plan.

Under the Bonus Plan, the funding of a bonus pool is based upon the extent to which the Company meets or exceeds the revenue and operating income targets for the performance period that are set by the Board of Directors at the start of the fiscal year. In order for a bonus pool to be funded, the operating income target for the performance period must be met in full and the revenue target for the performance period must be met at a level of at least 97.5%. If these minimum targets are achieved, the bonus pool for the performance period will be funded at the same percentage of achievement of the revenue target, up to a maximum funding level of 110%. For example, if the operating income target is met and 105% of the revenue target is met, then the bonus pool will be funded at a level of 105% of the target amounts of all participants in the Bonus Plan for the performance period. As a result, each participant would be eligible to receive a bonus valued at 105% of his targeted percentage of base salary for the performance period. The Company did not achieve the minimum performance target levels for fiscal 2012, resulting in a bonus pool of $0.

An executive officer must be an employee in good standing to participate in the Bonus Plan. If an executive’s employment begins during a performance period that has already begun, he or she will be eligible to receive a pro-rata bonus if he is employed by the Company for at least one full fiscal quarter during the performance period, and subject to the other terms and conditions of the Bonus Plan.

Bonuses under the Bonus Plan are paid in the form of restricted stock units granted under the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Incentive Plan”). Bonuses are paid in the form of restricted stock units because they have immediate value upon vesting and are powerful retention tools. The actual number of restricted stock units awarded to a participant is calculated based on the dollar value of the bonus awarded to such participant divided by the closing price of the Company’s common stock on the date of grant. Restricted stock units granted pursuant to the Bonus Plan are immediately vested at the time of grant.

The Compensation Committee retains discretion to increase or decrease (including to zero) the amount of the bonus pool that is funded, the bonus target percentages or bonus target amounts for each participant, and the number of restricted stock units to be granted as a bonus award.

As of the end of fiscal 2012, the targeted and maximum (based on bonus pool funding limits) bonuses as a percentage of base pay for fiscal 2012 for each of the Company’s named executive officers were as follows:

Executive Officer	Target as a Percentage of Base Pay	Target Amount for FY12	Maximum Target as a Percentage of Base Pay	Maximum Target Amount for FY12
Dominic P. Orr	150%	$600,000	165.0%	$660,000
Michael M. Galvin	75%	$236,250	82.5%	$259,875
Keerti Melkote	75%	$210,000	82.5%	$231,000
Hitesh Sheth	125%	$406,250	137.5%	$446,875

For the first performance period in fiscal 2012, the Company’s financial targets were $261.0 million of revenue and $54.7 million of operating income, and the actual results were $245.6 million of revenue and $49.9 million of operating income. For the second performance period in fiscal 2012, the Company’s financial targets were $276.0 million of revenue and $59.4 million of operating income, and the actual results were $271.1 million of revenue and $57.4 million of operating income. As the Company did not achieve either the operating income target or revenue target for either performance period in fiscal 2012, no bonuses were paid under the Bonus Plan. Consequently, none of the named executive officers received grants of restricted stock units pursuant to the Bonus Plan.

Mr. Kirby, the Company’s Executive Vice President, Worldwide Sales, did not participate in the Bonus Plan for fiscal year 2012 as he was subject to a separate commission plan based on the achievement of revenue and bookings quotas based on worldwide sales. Because much of Mr. Kirby’s responsibilities are focused on sales, the Compensation Committee determined that it would be more appropriate for Mr. Kirby to participate in a sales commission plan rather than the Bonus Plan. For fiscal 2012, Mr. Kirby’s annual revenue quota was $585,900,000 and his bookings quota was $630,000,000. At target, Mr. Kirby was eligible to receive $385,000 in commissions and would earn 50% of target at attainment of 50% of his quota and 200% of target at attainment of 150% and above of his quotas. In fiscal 2012, Mr. Kirby achieved 90.9% of his revenues target and 86.1% of his bookings target and thus received commissions totaling $361,742. In addition, Mr. Kirby received a payment of $45,000 to reimburse him for the costs associated with leasing a car that was used for Company business, as well as an additional payment of $18,920 to cover the taxes associated with such reimbursement payment.

In addition, from time to time, the Company may provide an executive officer with a discretionary bonus, for example to reward exemplary service to the Company. These discretionary bonuses are separate from any bonuses for which an executive officer may be eligible under the Bonus Plan. In fiscal 2012, the Compensation Committee did not award any discretionary bonuses.

Long-Term, Equity-Based Incentive Awards

The goal of Aruba’s long-term equity-based incentive program is to align the interests of named executive officers with Aruba’s stockholders and to provide each named executive officer with a significant incentive to manage Aruba from the perspective of an owner with an equity stake in the business. Equity-based awards also function as an important retention tool. Equity-based awards have been granted to our named executive officers under our 2002 Stock Plan and 2007 Equity Incentive Plan and were approved by the Board of Directors prior to the IPO and after the IPO by the Compensation Committee.

Equity award grants for all employees are generally made within grant guidelines established and updated from time to time by the Compensation Committee, in consultation with management and the Radford survey data, based on job grade, job title, responsibility level, seniority level or other factors, which may include the competitive hiring marketplace. These guidelines were most recently updated in fiscal 2011. We anticipate that the Compensation Committee will review these guidelines again in fiscal 2013 and has the authority to change them if it deems appropriate. With respect to the named executive officers, management (including the CEO and the Vice President of Human Relations) makes recommendations on such guidelines and the named executive officer’s actual grants. The grant guidelines assist the Company in keeping its equity grants within the budgeted grant pool approved by the Compensation Committee, and thereby efficiently managing its available equity pool and its overhang. For fiscal 2013, the Compensation Committee intends to continue to grant equity awards in accordance with this process.

The Compensation Committee determines the size of long-term, equity-based incentives based on each named executive officer’s position within Aruba and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, in determining the size of a named executive officer’s equity grant, the Compensation Committee takes into account an individual’s recent performance, as described above. Although the Compensation Committee has not formalized the process by which it takes an individual’s performance into account, it may do so in the future. In addition, the Chief Executive Officer of the Company annually reviews the performance of each of the Company’s other executive officers. He may take into account any specific factors that he deems relevant. As described above, a named executive officer’s personal performance typically is judged in part on whether the Company’s business objectives have been met, and each named executive officer’s experience, skills, knowledge and responsibilities are also considered. The Chief Executive Officer shares his performance assessment of each executive officer with the Compensation Committee prior to the Compensation Committee’s annual compensation review and determination. In establishing actual compensation, the Compensation Committee may take into account such performance assessment, which addresses both financial and non-financial objectives, other individual factors such as an executive officer’s tenure with the Company, the executive officer’s individual performance over a given year and competitive market data for the executive’s position.

In reviewing and analyzing the appropriate amount and type of equity awards to be granted, the Compensation Committee also reviews the following factors:

•	The number of shares subject to awards granted to an individual in a given role or position;

•

The number of shares owned, and the number of shares subject to equity awards granted by role or position as a percentage of total shares owned, option shares granted, shares of restricted stock granted and shares subject to restricted stock unit awards granted or outstanding as a percentage of total common stock outstanding; and

•	The individual’s vested and unvested equity positions.

The Compensation Committee views these factors as the main motivators to retain and attract key management talent. On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by Aruba during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

The Compensation Committee believes that analyzing the above factors allows it to assess whether granting additional awards to the named executive officers is prudent based on the pool of shares the Company has available for grants to all of its service providers and to take into consideration the impact on the dilution of stockholder interests and the Company’s overhang.

After taking into account the factors described above, and subject to the paragraph below, the Compensation Committee granted equity awards to the named executive officers as follows: Mr. Orr received a grant of 400,000 restricted stock units, Mr. Galvin received a grant of 75,000 restricted stock units, Mr. Melkote received a grant of 150,000 restricted stock units, and Mr. Kirby received a grant of 75,000 restricted stock units. All such grants of restricted stock units were made on July 13, 2012 and are scheduled to vest over a four-year period, at a rate of 1/16th of the restricted stock units scheduled to vest per quarter from June 15, 2012.

During fiscal 2012, Mr. Orr received a grant of 60,000 restricted stock units that are scheduled to vest in equal quarterly installments over a one-year period, subject to his continued service to the Company. The purpose of the grant is to compensate Mr. Orr for the out of pocket costs he is expected to incur in fiscal 2013 resulting from his anticipated usage of a private aircraft for his business related travel in fiscal 2013. At the time of grant, the value of the restricted stock unit grant was approximately equal to the estimated costs for such expected fiscal 2013 travel based on a review of the historical costs of such travel. The Compensation Committee felt it appropriate that Mr. Orr receive some additional compensation from the Company to compensate him for his costs associated with the use of the aircraft. To the extent Mr. Orr’s actual costs for fiscal 2013 associated with the use of the aircraft exceed the value of the restricted stock unit grant, such excess amount will be at Mr. Orr’s own personal expense.

Equity Award Practices

Since the IPO, Aruba has granted a mix of options and restricted stock units for its broader employee population. However, in fiscal 2012, only restricted stock units were granted to employees. Aruba has found that restricted stock units provide a useful recruiting mechanism to compete with both public and private companies that are offering share grants to attract key talent. Aruba believes that restricted stock units, which have immediate value upon vesting, are powerful retention tools, and also are a useful compensation tool because they potentially result in less dilution to stockholders than awards such as stock options. For these reasons, the Compensation Committee decided to continue to provide for bonuses under the Bonus Plan in the form of restricted stock units in fiscal 2012. Since stock options, like restricted stock units, also provide a strong tool to focus management on increasing stockholder value, the Compensation Committee may in fiscal 2013 resume its prior practice of granting stock options or may grant a combination of stock options and restricted stock units. By using restricted stock units and/or stock options, Aruba believes its equity compensation program will strike an appropriate balance between Aruba’s retention needs and its need to provide proper incentives to our named executive officers.

The Compensation Committee believes that a four-year vesting schedule of restricted stock units assists in meeting the Company’s retention goals, and also allows for ease of administration of these awards. As a result, Aruba’s standard restricted stock units vest over four years. For retentive, competitive or other business reasons, certain grants to named executive officers have in the past and may in the future have a different vesting schedule.

The Company has a policy pursuant to which equity awards are approved in advance of a future effective grant date, which remains in use. Under this policy, on the second Monday of each month, management submits its recommendations for employee equity awards to the Equity Award Committee (or the Compensation Committee with respect to awards to executive officers or awards that are otherwise outside the scope of the Equity Award Committee’s authority) and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, as applicable, such equity awards will be granted effective as of the second Friday of the month. If the second Friday of the month precedes the second Monday of the month, then equity awards shall be granted effective as of the third Friday of the month. It is the Company’s policy to not time equity award grants in relation to the release of material non-public information and it is the intent of this policy to specify the timing of effectiveness of equity awards granted thereunder in order to avoid such timing. Aruba follows this granting policy as a best practice approach recommended by outside counsel to ensure all equity awards comply with laws and regulations. All stock options granted to the named executive officers have a per share exercise price equal to the fair market value of Aruba’s common stock on the grant date.

As noted, the Compensation Committee historically has not had, and does not intend to establish, any program, plan or practice of timing the grant of equity awards to Aruba’s executive officers in coordination with the release of material non-public information that is likely to result in either an increase or decrease in the price of Aruba’s common stock. In addition, to the extent Aruba’s stock price immediately increases following the grant of equity awards, recipients will not realize the full value of such increase given that equity awards typically vest over a four-year period.

Stock Ownership Guidelines

At this time, the Board of Directors has not adopted stock ownership guidelines with respect to the named executive officers, directors or otherwise.

Aruba has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Aruba’s Common Stock. In addition, each named executive officer has previously entered into a Rule 10b5-1 trading plan.

Compensation Recovery Policy

At this time, Aruba has not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Our Compensation Committee intends to revisit the issue after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Severance and Change of Control Protection

Aruba provides severance compensation in the form of cash severance, reimbursement of premiums paid to continue participation in the Company’s health plans and certain acceleration of outstanding equity awards if an executive’s employment is terminated under certain conditions, including a termination without cause or for good reason following a change of control of Aruba.

In March 2010, the Compensation Committee approved certain severance and change of control protections for our executive officers. In September 2011, the Compensation Committee memorialized the arrangements in a Change of Control Severance Policy for Officers and Directors (the “Change of Control Severance Policy”). The Change of Control Severance Policy provides that if there is a change of control of the Company and an executive officer’s employment terminates as a result of an involuntary termination without cause within 12 months following such change of control, then the executive officer will receive various benefits. First, 50% of the then-unvested shares subject to such executive officer’s then-outstanding equity awards will immediately vest and, in the case of options and stock appreciation rights, shall become exercisable. Second, subject to certain conditions, such executive officer will receive a lump sum severance payment equal to a percentage of his or her annual base salary as in effect immediately prior to their termination date. The CEO receives 100% of his or her annual base salary while our other executive officers receive 50% of their annual base salary. Third, subject to certain conditions, the Company will pay, for a limited time, the cost of COBRA to continue the health coverage for such executive officers. The CEO receives 12 months of coverage and our other executive officers receive 6 months of coverage.

The Change of Control Severance Policy has a non-duplication of benefits provision. As such, if an executive officer is entitled to benefits other than through the Change of Control Severance Policy, the executive officer’s benefits under the Change of Control Severance Policy will be reduced by the value of the benefits that the executive officer receives otherwise than through the Change of Control Severance Policy.

It is expected that Aruba from time to time will consider the possibility of an acquisition by another company or other change of control. In setting the terms of the acceleration of equity awards, we recognize that such consideration can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. We also recognize that our named executive officers might not be retained in comparable positions by a large acquirer, and so the benefit of the equity award incentives provided to them might otherwise be forfeited upon a termination of employment by such acquirer. As a result, we believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change of control to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change of control, (ii) provide such individuals with an incentive to continue employment and motivate them to maximize the value of Aruba upon a change of control for the benefit of its stockholders, and (iii) provide such individuals with enhanced financial security. Further, we felt that these levels of acceleration were necessary to recruit these individuals to their positions and retain them.

The Change of Control Severance Policy is designed to meet the above-stated objectives, to match what management’s knowledge and experience indicates was the industry standard for change of control and severance agreements used to attract and retain key executives. The Compensation Committee reviews our change of control and severance policies and procedures from time to time, and may make changes as circumstances merit.

As described in further detail in the section “Potential Payments Upon Termination or Change of Control” later in this proxy statement, Mr. Orr is also eligible for additional severance protection not tied to a change of control. Mr. Orr’s employment agreement provides for acceleration of vesting of his outstanding awards in connection with a termination by the Company without cause or his resignation for good reason that is not in connection with a change of control of the Company. This arrangement was necessary to recruit Mr. Orr and was part of his negotiation process with the Company.

Retirement Benefits under the 401(k) Plan, Executive Perquisites, and Generally Available Benefit Programs

In fiscal 2012, our named executive officers other than our Chief Executive Officer were eligible to participate in our employee stock purchase plan. Mr. Orr, our Chief Executive Officer, was ineligible to participate in our employee stock purchase plan because the terms of the plan do not permit employees with ownership interests in the Company above certain levels to participate. This requirement was included in the plan to comply with U.S. tax laws that are applicable to employee stock purchase plans. In addition, named executive officers were eligible to participate in the health and welfare programs that are generally available to other Aruba employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.

We also maintain a tax-qualified 401(k) plan, which is broadly available to Aruba’s general US-based employee population. Under the 401(k) plan, all Company employees are eligible to participate and there is no Company match associated with this benefit. We do not provide defined benefit pension plans or defined contribution retirement plans to our executive officers or other employees other than (i) the 401(k) plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

The 401(k) plan and other generally available benefit programs allow us to remain competitive, and we believe that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Accounting and Tax Considerations

In its review and establishment of compensation programs and payments for fiscal 2012, the Compensation Committee considered, but did not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments by us or our executive officers. While we may consider accounting and tax treatment in the future, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders under a proposed compensation arrangement.

Section 162(m) of the Internal Revenue Code

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to certain of our executive officers to $1,000,000 per person, unless certain exemption requirements are met. The Compensation Committee is aware of this limitation and has decided that it is not appropriate at this time to limit the Company’s discretion to design the compensation packages payable to the Company’s executive officers to comply with these deductibility guidelines.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although

Aruba does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, in December 2008 Aruba amended certain of the severance arrangements described above and we structure our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation

Aruba accounts for stock-based awards in accordance with the requirements of ASC Topic 718 (formerly SFAS 123(R)). Restricted stock units are more attractive from an accounting perspective than they were under the accounting rules previously in place. The Compensation Committee took this into consideration when it decided that its fiscal 2012 equity compensation program would consist of only restricted stock units to all levels of employees on a going-forward basis, including named executive officers.

Compensation and Risk Assessment

The Compensation Committee has assessed the risks associated with the Company’s compensation policies and practices for all employees and, based on its assessment, does not believe that such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Willem P. Roelandts (Chairman)

Douglas Leone

Summary Compensation Table

The following table presents information concerning the compensation earned for the fiscal years ended July 31, 2012, 2011, and 2010, by (i) our principal executive officer, (ii) our principal financial officer, (iii) our other most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our 2012 fiscal year, and (iv) our former executive officer for whom disclosure would have been provided pursuant to Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer at the end of fiscal 2012 (collectively, our “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)		Total ($)
Dominic P. Orr	2012	400,000		—	6,486,459	2,030,400	—		—		8,916,859
President, Chief Executive Officer and Chairman of the Board of Directors	2011	400,000		—	525,001	—	—		8,428	(3)	933,429
	2010	400,000		—	—	—	—		—		400,000

Michael M. Galvin(4)	2012	315,000		13,407	5,695,370	—	—		—		6,023,777
Chief Financial Officer	2011	267,917	(5)	—	912,121	—	—		—		1,180,038
Keerti Melkote	2012	280,000		—	2,060,986	—	—		—		2,340,986
Co-Founder, Chief Technology	2011	280,000		—	181,988	—	—		—		461,988
Officer and Director	2010	280,000		—	—	—	—		—		280,000
Michael Kirby(6)	2012	298,750		—	5,918,072	—	361,742	(7)	63,920	(8)	6,642,484
Executive Vice President, Worldwide Sales
Hitesh Sheth(9)	2012	272,083		—	2,063,170	—	—		—		2,335,253
Former Chief Operating Officer	2011	325,000		—	631,395	—	—		—		956,395
	2010	312,708		—	396,495	3,933,090	—		—		4,642,293

(1)	Bonuses under our executive officer bonus plan are paid in the form of restricted stock units (“Bonus RSUs”) and reflected in the “Stock Awards” column for the fiscal year in which such Bonus RSUs were granted. Bonus RSUs earned in, and awarded with respect to, the second performance period in fiscal 2010 were granted in the first quarter of fiscal 2011 and are, therefore, disclosed in the Summary Compensation Table as compensation for fiscal 2011 and not as compensation for fiscal 2010. Bonus RSUs earned in, and awarded with respect to, the second performance period in fiscal 2011 were granted in the first quarter of fiscal 2012 and are, therefore, disclosed in the Summary Compensation Table as compensation for fiscal 2012 and not as compensation for fiscal 2011. There were no Bonus RSUs earned with respect to the first and second performance periods in fiscal 2012. Mr. Kirby does not participate in our executive officer bonus plan.

(2)	Reflects the grant date fair value of stock options and awards granted in fiscal 2012, 2011 and 2010 computed in accordance with ASC Topic 718. A discussion of the valuation assumptions used for purposes of calculating the grant date fair values is included under Note 10 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012, filed with the SEC on October 11, 2012. These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities. Additional information regarding outstanding equity awards can be found in the Outstanding Equity Awards at Fiscal 2012 Year-End table.

(3)	Mr. Orr received a reimbursement for unused amounts under his health care flexible spending account and a gross-up for the payment of taxes with respect to such reimbursement.

(4)	Mr. Galvin was appointed Chief Financial Officer on June 25, 2011. Accordingly, only information for fiscal 2012 and fiscal 2011 is provided with respect to Mr. Galvin.

(5)	Mr. Galvin’s fiscal 2011 salary includes a retroactive payment in the amount of $16,250 related to the increase in Mr. Galvin’s salary made effective April 1, 2011. This retroactive payment was paid to Mr. Galvin in fiscal 2012.

(6)	Mr. Kirby was appointed as an executive officer on June 7, 2012. Accordingly, only information for fiscal 2012 is provided with respect to Mr. Kirby.

(7)	Represents sales commissions received pursuant to Mr. Kirby’s sales incentive plan.

(8)	Mr. Kirby received a payment of $45,000 to reimburse him for the costs associated with leasing a car that was used for Company business, as well as an additional payment of $18,920 to cover the taxes associated with such reimbursement payment.

(9)	Mr. Sheth resigned as Chief Operating Officer effective June 1, 2012.

Grants of Plan-Based Awards in Fiscal 2012

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2012 under any plan.

Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Dominic P. Orr	—	—	600,000	660,000	—		—	—	—
	9/16/2011	—	—	—	13,324	(3)	—	—	275,006
	10/14/2011	—	—	—	10,000		—	—	245,299
	10/14/2011	—	—	—	—		150,000	24.53	2,030,400
	7/13/2012	—	—	—	60,000		—	—	778,194
	7/13/2012	—	—	—	400,000		—	—	5,187,960
Michael M. Galvin	—	—	236,250	259,875	—		—	—	—
	9/16/2011	—			4,658	(3)	—	—	96,141
	10/14/2011	—	—	—	138,606		—	—	3,399,991
	10/14/2011	—	—	—	50,000		—	—	1,226,495
	7/13/2012	—	—	—	75,000		—	—	972,743
Keerti Melkote	—	—	210,000	231,000	—		—	—	—
	9/16/2011				5,596	(3)	—	—	115,501
	7/13/2012	—	—	—	150,000		—	—	1,945,485
Michael Kirby	9/16/2011	—	—	—	145,349		—	—	2,999,989
	9/16/2011	—	—	—	25,000		—	—	515,998
	10/14/2011	—	—	—	50,000		—	—	1,226,495
	4/13/2012	—	—	—	9,600		—	—	202,847
	7/13/2012				75,000		—	—	972,743
Hitesh Sheth	—	—	406,250	446,875	—		—	—	—
	9/16/2011				10,825	(3)	—	—	223,427
	10/14/2011	—	—	—	75,000		—	—	1,839,743

(1)	Reflects the dollar value of “target” and “maximum” bonus levels for fiscal 2012 under our executive officer bonus plan, which provides for awards of restricted stock units based on the achievement of corporate performance objectives. The amounts range from zero (if the minimum level for financial performance is not achieved) to a cap based on a certain percentage of the individual’s bonus target. The number of restricted stock units subject to an award is determined based on the dollar value attributable to the named executive officer’s bonus for a given performance period, divided by the closing price per share of the Company’s common stock on the NASDAQ Global Market on the date of grant. As the Company did not achieve the corporate performance objectives under the executive officer bonus plan in fiscal 2012, none of the named executive officers received grants of restricted stock units pursuant to the plan. The executive officer bonus plan is described more fully above in “Compensation Discussion and Analysis — Base Salary and Variable Incentive Awards — Variable Incentive Awards, Commissions, and Other Bonuses.”

(2)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 31, 2012, filed with the SEC on October 11, 2012. These amounts do not purport to reflect the actual value that will be recognized by the named executive officers upon sale of the underlying securities.

(3)	Reflects Bonus RSUs earned in, and awarded with respect to, the second performance period in fiscal 2011 under our executive bonus plan. These Bonus RSUs were granted in the first quarter of fiscal 2012.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table presents information concerning outstanding unexercised options and unvested restricted stock units for each named executive officer as of July 31, 2012.

	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Grant Date(1)		Exercisable	Unexercisable
Dominic P. Orr	4/18/2006	(3)	4,729,443	—	2.25	4/17/2016	—	—
	6/12/2009		462,500	137,500	7.58	6/11/2016	—	—
	10/14/2011	(4)	—	—	—	—	10,000	141,800
	10/14/2011	(5)	28,125	121,875	24.53	10/13/2018	—	—
	7/13/2012	(6)	—	—	—	—	60,000	850,800
	7/13/2012	(7)	—	—	—	—	400,000	5,672,000
Michael M. Galvin	12/12/2008		19,166	4,167	2.17	12/11/2015	—	—
	3/17/2009	(8)	18,472	—	2.91	3/16/2016	—	—
	11/13/2009		2,083	16,667	9.43	11/12/2016	—	—
	1/14/2011	(9)	—	—	—	—	22,500	319,050
	10/14/2011	(10)	—	—	—	—	103,954	1,474,068
	10/14/2011	(11)	—	—	—	—	40,625	576,063
	7/13/2012	(7)	—	—	—	—	75,000	1,063,500
Keerti Melkote	12/12/2008	(12)	25,875	3,125	2.17	12/11/2015	—	—
	6/12/2009		206,250	68,750	7.58	6/11/2016	—	—
	7/13/2012	(7)	—	—	—	—	150,000	2,127,000
Michael Kirby	12/11/2006	(3)	100,000	—	5.12	12/10/2016	—	—
	3/17/2009	(8)	180,000	—	2.91	3/16/2016	—	—
	6/12/2009		61,667	18,333	7.58	6/11/2016	—	—
	9/16/2011	(13)	—	—	—	—	109,011	1,545,776
	9/16/2011	(4)	—	—	—	—	25,000	354,500
	10/14/2011	(11)	—	—	—	—	40,625	576,063
	4/13/2012	(14)	—	—	—	—	8,400	119,112
	7/13/2012	(7)	—	—	—	—	75,000	1,063,500
Hitesh Sheth(15)	—		—	—	—	—	—	—

(1)	Unless otherwise indicated, all options granted to named executive officers were granted under the 2007 Equity Incentive Plan and vest over a four-year period, at a rate of 1/4th upon the first anniversary of the vesting commencement date and then at a rate of 1/48th per month thereafter.

(2)	Market value of shares or units of stock that have not vested is computed by multiplying (i) $14.18, the closing price on the Nasdaq Global Market of our common stock on July 31, 2012, the last business day of fiscal 2012, by (ii) the number of shares or units of stock.

(3)	Option was granted under the 2002 Stock Plan.

(4)	Restricted stock units vest in full on September 14, 2012.

(5)	Options vest over a four-year period, at a rate of 1/48th per month from the grant date.

(6)	Restricted stock units vest over a one-year period, at a rate of 1/4th per quarter from June 15, 2012.

(7)	Restricted stock units vest over a four-year period, at a rate of 1/16th per quarter from June 15, 2012.

(8)	Options vested over a three-year period, at a rate of 1/3th upon the first anniversary of the grant date and then 1/36th per month thereafter.

(9)	Restricted stock units vest over a four-year period, at a rate of 1/4th per year from December 15, 2010.

(10)	Restricted stock units vest over a four-year period, at a rate of 1/4th per year from March 15, 2011.

(11)	Restricted stock units vest over a four-year period, at a rate of 1/16th per quarter from September 15, 2011.

(12)	Options vest over a four-year period, at a rate of 1/48th per month from December 12, 2008.

(13)	Restricted stock units vest over a four-year period, at a rate of 1/16th per quarter from June 15, 2011.

(14)	Restricted stock units vest over a two-year period, at a rate of 1/8th per quarter from March 15, 2012.

(15)	Mr. Sheth resigned as Chief Operating Officer effective June 1, 2012 and all then unvested options and unvested restricted stock units were forfeited. Mr. Sheth exercised all vested options prior to the end of fiscal 2012.

Fiscal 2012 Option Exercises and Stock Vested

The following table presents certain information regarding the number of shares acquired and the value realized by each named executive officer during fiscal 2012, upon the exercise of stock options and the vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dominic P. Orr	64,100	$1,271,553	26,520	$551,200
Michael M. Galvin	12,500	121,313	59,286	1,297,093
Keerti Melkote	226,000	3,714,945	9,291	192,838
Michael Kirby	—	—	66,913	1,129,984
Hitesh Sheth	398,750	3,601,075	20,200	423,770

(1)	Reflects the difference between the fair market value of the Company’s common stock at the time of exercise and the exercise price of the option.

(2)	Reflects the fair market value of the Company’s common stock on the vesting date of the restricted stock unit.

Potential Payments upon Termination or Change of Control

Termination or Change of Control Arrangements

The Change of Control Severance Policy provides that if there is a change of control of the Company and an executive officer’s employment terminates as a result of an involuntary termination without cause within 12 months following such change of control, then the executive officer will receive various benefits. First, 50% of the then-unvested shares subject to such executive officer’s then-outstanding equity awards will immediately vest and, in the case of options and stock appreciation rights, shall become exercisable. Second, subject to certain conditions, such executive officer will receive a lump sum severance payment equal to a percentage of his or her annual base salary as in effect immediately prior to their termination date. The CEO receives 100% of his or her annual base salary while our other executive officers receive 50% of their annual base salary. Third, subject to certain conditions, the Company will pay, for a limited time, the cost of COBRA to continue the health coverage for such executive officers. The CEO receives 12 months of coverage and our other executive officers receive 6 months of coverage.

The Change of Control Severance Policy supersedes the prior severance and change of control arrangements for our executive officers that were tied to a change of control of the Company. However, Mr. Orr also has a severance arrangement that is not related to a change of control, pursuant to his employment agreement. This additional arrangement was necessary to recruit Mr. Orr and was part of his negotiation process with the Company.

Mr. Orr entered into his employment agreement with the Company in April 2006, which was subsequently amended in December 2008 and March 2010. With respect to severance arrangements not tied to change of control, Mr. Orr’s employment agreement provides that if his employment is terminated by the Company without “cause” or he resigns for “good reason,” and he signs and does not revoke a release of claims against the Company, he will receive acceleration of his unvested equity awards in an amount equal to the number of shares that would have vested over the six-month period immediately following his termination of employment.

Pursuant to Mr. Orr’s employment agreement, “cause” means (i) an indictment or conviction of any felony or of any crime involving dishonesty; (ii) participation in any fraud against the Company; (iii) material breach of Mr. Orr’s duties to the Company; or (iv) conduct by Mr. Orr which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve. Pursuant to Mr. Orr’s employment agreement, he shall have “good reason” for resignation if any of the following occurs without his consent, and he notifies the Company in writing, within 14 days after the occurrence of one of the following events, that he intends to terminate his employment no earlier than 30 days after providing such notice: (i) the assignment to Mr. Orr of any duties or responsibilities which result in the material diminution of Mr. Orr’s position; provided, however, that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring corporation will not by itself result in a diminution of Mr. Orr’s position; (ii) a reduction by the Company in Mr. Orr’s annual base salary by greater than 10%, except to the extent the base salaries of all other executive officers of the Company are accordingly reduced; (iii) a relocation of Mr. Orr’s place of work, or the Company’s principal executive offices if Mr. Orr’s principal office is at such offices, to a location that increases Mr. Orr’s daily one-way commute by more than 35 miles; (iv) any material breach by the Company of Mr. Orr’s employment agreement, which breach remains uncured by the Company following at least 30 days advance written notice by Mr. Orr; or (v) any failure by the Company to obtain the assumption of Mr. Orr’s employment agreement by any successor or assign of the Company. Pursuant to his employment agreement, “change in control” means any one or more of the following events: (a) the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing a majority of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (ii) a majority of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (b) the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, a majority of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company prior to such sale, lease, license or other disposition.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers (except Mr. Sheth, who was not employed by the Company as of the end of fiscal 2012). Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2012 (July 31, 2012), and the price per share of the Company’s Common Stock is the closing price on the NASDAQ Global Market as of that date ($14.18). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments Upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason(1)
Name	Type of Benefit	Not in Connection With a Change of Control ($)		Within 12 Months After a Change of Control ($)(1)
Dominic P. Orr	Vesting Acceleration	1,771,191	(2)	3,786,027
	Cash Severance — Base Pay	—		400,000
	Continued Coverage — Employee Benefits	—		12,177
Michael M. Galvin	Vesting Acceleration	—		1,780,950
	Cash Severance — Base Pay	—		157,500
	Continued Coverage of Employee Benefits	—		10,147
Keerti Melkote	Vesting Acceleration	—		1,309,139
	Cash Severance — Base Pay	—		140,000
	Continued Coverage of Employee Benefits	—		10,147
Michael Kirby	Vesting Acceleration	—		1,889,979
	Cash Severance — Base Pay	—		150,000
	Continued Coverage of Employee Benefits	—		10,147

(1)	Reflects the aggregate market value of unvested options with exercise prices less than $14.18 per shares (“in-the-money options”) and restricted stock units. For in-the-money options, aggregate market value is computed by multiplying (i) the difference between $14.18 and the exercise price of such in-the-money option by (ii) the number of shares underlying such in-the-money options at July 31, 2012. Does not reflect any market value for options with exercise prices in excess of $14.18 per share. For restricted stock units, aggregate market value is computed by multiplying (i) the number of unvested shares at July 31, 2012, by (ii) $14.18.

(2)	Subject to certain conditions, Mr. Orr is entitled to 6 months of vesting acceleration benefits.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2012. Dominic P. Orr and Keerti Melkote, who are our employees, do not receive additional compensation for their service as directors.

Name	Stock Awards ($)(1)(2)(3)		Option Awards ($)(1)(2)(3)	Total ($)
Bernard Guidon	351,988	(4)	—	351,988
Emmanuel Hernandez	99,997		150,000	249,997
Michael R. Kourey	239,998		—	239,998
Douglas Leone	95,202		142,799	238,001
Willem P. Roelandts	248,010		—	248,010
Juergen Rottler	239,998		—	239,998
Daniel Warmenhoven	251,997		—	251,997

(1)	Reflects the aggregate grant date fair value for fiscal 2012, in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2012, filed with the SEC on October 11, 2012. These amounts do not correspond to the actual value that will be recognized by the directors.

(2)	As of July 31, 2012, the aggregate number of shares underlying outstanding options and unvested stock awards for each of the Company’s non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options (#)	Aggregate Number of Shares Underlying Unvested Stock Awards (#)
Bernard Guidon	362,000	12,565
Emmanuel Hernandez	79,123	5,192
Michael R. Kourey	92,500	12,461
Douglas Leone	183,445	4,943
Willem P. Roelandts	65,000	12,877
Juergen Rottler	50,000	17,461
Daniel Warmenhoven	70,000	13,084

(3)	In fiscal 2012, the Company’s non-employee directors received the following restricted stock unit awards and options to purchase common stock:

Name	Grant Date	Number of Shares Underlying Options (#)	Number of Restricted Stock Units (#)	Grant Date Fair Value ($)
Bernard Guidon	12/15/2011	—	12,565	19.26
Bernard Guidon	1/13/2012	—	5,690	19.33
Emmanuel Hernandez	12/15/2011	14,123	—	10.62
Michael R. Kourey	12/15/2011	—	5,192	19.26
Douglas Leone	12/15/2011	13,445	—	10.62
Douglas Leone	12/15/2011	—	4,943	19.26
Willem P. Roelandts	12/15/2011		12,877	19.26
Juergen Rottler	12/15/2011	—	12,461	19.26
Daniel Warmenhoven	12/15/2011	—	13,084	19.26

(4)	Includes the value of 5,690 restricted stock units granted to Mr. Guidon in fiscal 2012 for consulting services.

Standard Director Compensation Arrangements

The Company uses equity compensation to attract and retain qualified candidates to serve on the Board of Directors. The Compensation Committee conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. Any change in director compensation is approved by the Board of Directors. The Board of Directors has not delegated any authority or responsibility to non-directors with respect to Board of Directors compensation.

Equity Compensation

Members of the Board of Directors that are not employees of the Company (“outside directors”) receive automatic equity awards each fiscal year pursuant to the Company’s Outside Director Compensation Policy, which provides that, except for initial grants in connection with the appointment of an outside director, equity compensation is based on fixed value amounts, rather than a fixed number of shares and options, and such equity awards are in the form of restricted stock units and, in certain circumstances, stock options.

Upon appointment to the Board of Directors, an outside director will receive an option to purchase 50,000 shares, vesting monthly over 4 years, and 10,000 restricted stock units, vesting annually over 4 years. Each outside director will receive an option and/or restricted stock units with an aggregate value of $230,000 on the date of the annual meeting of stockholders, if as of such date, he or she will have served on the Board of Directors for at least the preceding 6 months. On the date of the annual meeting of stockholders, each outside director serving on any of the committees of the Board of Directors will also receive options and/or restricted stock units with an aggregate value as follows: (1) $20,000 for the chairman of the Audit Committee and $10,000 for any non-chairman member of the Audit Committee; (ii) $12,000 for the chairman of the Compensation Committee and $8,000 for any non-chairman member of the Compensation Committee; (3) $6,000 for the chairman of the Corporate Governance and Nominating Committee and $6,000 for any non-chairman member of the Corporate Governance and Nominating Committee; and (4) $6,000 for any member, whether chairman or non-chairman, of any other standing committee of the Board of Directors. In addition, on the date of the annual meeting of stockholders, the Lead Independent Director will also receive options and/or restricted stock units with an aggregate value of $10,000. Each award under the Outside Director Compensation Policy is governed by the terms of the 2007 Equity Incentive Plan.

The Outside Director Compensation Policy provides that 40% of the aggregate value of the value-based awards granted to an outside director will be granted in the form of restricted stock units (“40% Value RSU Award”) and the remaining 60% of the aggregate value will be granted in the form of either restricted stock units (“60% Value RSU Award”) or a stock option (“60% Value Option Award”), at the election of the applicable outside director. An outside director must make an election before the date of the annual meeting of stockholders if he or she wishes to receive 60% of the aggregate value in the form of restricted stock units, otherwise the outside director will be deemed to have elected to receive 60% of the aggregate value in the form of a stock option. Determination of value for calculating the number of restricted stock units to grant or shares of Common Stock under stock options to grant is based on the fair market value of a share of Common Stock in the case of restricted stock units, and based on the Black-Scholes option valuation methodology in the case of stock options. Any stock options granted under the Outside Director Compensation Policy will have a 7 year term. Subject to the terms of the 2007 Equity Incentive Plan, each 40% Value RSU Award will vest in full in one installment after 1 year, provided that the outside director continues to serve as a director through the end of such 1-year period. However, in the event of the death, disability or voluntary resignation of the outside director or the Company’s termination of the outside director’s status as a director (other than for cause), the 40% RSU Value Award will become vested on a pro-rata basis. Subject to the terms of the 2007 Equity Incentive Plan, each 60% Value RSU Award will vest in equal annual installments over a 4 year period, provided that the outside director continues to serve as a director through each applicable vesting date. Subject to the terms of the 2007 Equity Incentive Plan, each 60% Value Option Award will vest and become exercisable as to 1/48th of the shares subject to the award on each monthly anniversary of the grant date, provided that the outside director continues to serve as a director through each applicable vesting date. Vested restricted stock units will be paid in shares as soon as practicable after vesting.

Other Arrangements

The Company’s non-employee directors are reimbursed for travel and associated expenses incurred in connection with attending Board and Committee meetings.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted, as well as the number of shares of Common Stock remaining available for future issuance, under the Company’s equity compensation plans as of July 31, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(#)
Equity compensation plans approved by security holders	21,616,616	(1)	4.05	3,829,930	(2)(3)(4)
Equity compensation plans not approved by security holders	—		—	—
Equity compensation plans assumed in connection with acquisitions	21,196	(5)	0.70	—
Total	21,637,812			3,829,930

(1)	This amount includes 8,422,681 shares of restricted stock units outstanding with a weighted average exercise price of $0.0001.

(2)	This amount includes 3,297,334 shares available for future issuance under the Company’s Employee Stock Purchase Plan (“ESPP”) and 532,596 shares available for future issuance under the 2007 Equity Incentive Plan.

(3)	The Company’s 2007 Equity Incentive Plan incorporates an evergreen formula pursuant to which on August 1 of each year the aggregate number of shares reserved for issuance under the 2007 Equity Incentive Plan will increase by a number of shares equal to the lesser of (A) fifteen million (15,000,000) shares, or (B) five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year.

(4)	The ESPP incorporates an evergreen formula pursuant to which on August 1 of each year the aggregate number of shares reserved for issuance under the ESPP will increase by a number of shares equal to the lesser of (A) six million (6,000,000) shares, or (B) two percent (2%) of the outstanding shares on the last day of the immediately preceding fiscal year.

(5)	As of July 31, 2012, options to purchase an aggregate of 21,196 shares of the Company’s Common Stock at a weighted average exercise price of $0.70 per share were outstanding under the AirWave Wireless, Inc. 2000 Stock Plan, which options were assumed in connection with the Company’s acquisition of AirWave Wireless, Inc. No further grants or awards will be made under the assumed equity compensation plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, as of September 28, 2012, for the following:

•	Each person (or group of affiliated persons) who is known by the Company to beneficially own 5% of the outstanding shares of the Company’s Common Stock;

•	Each of the Company’s non-employee directors;

•	Each of the Company’s named executive officers; and

•	All of the Company’s directors and current executive officers as a group.

	Shares Beneficially Owned(3)
Name of Beneficial Owner(1)	Number of Shares	% of class
5% Stockholders:(2)
T. Rowe Price Associates, Inc.(4)	12,062,102	10.6%
100 E. Pratt Street Baltimore, Maryland 21202
The TCW Group, Inc., on behalf of the TCW Business Unit (5)	7,035,853	6.2%
865 South Figueroa Street Los Angeles, CA 90017
Non-Employee Directors:
Bernard Guidon(6)	360,742	*
Emmanuel Hernandez(7)	48,028	*
Michael R. Kourey(8)	66,458	*
Douglas Leone(9)	653,598	*
Willem P. Roelandts(10)	64,166	*
Juergen Rottler(11)	21,875	*
Daniel Warmenhoven(12)	450,736	*
Named Executive Officers:
Dominic P. Orr(13)	7,011,572	5.9%
Michael M. Galvin(14)	117,136	*
Keerti Melkote(15)	1,502,567	1.3%
Michael Kirby(16)	536,604	*
Hitesh Sheth(17)	1,218	*
All directors and current executive officers as a group (11 persons)(18)	10,833,482	9.3%

*	Represents less than 1%.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Aruba Networks, Inc., 1344 Crossman Avenue, Sunnyvale, California 94089.

(2)	Information in the table with respect to greater than 5% stockholders is based solely upon a review of the most recent Schedule 13D or Schedule 13G filing by such stockholders with the SEC.

(3)

The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 28, 2012, including but not limited to, upon the exercise of any options or the vesting and release of restricted stock units. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 113,425,079 shares of Common Stock outstanding on September 28, 2012.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on March 9, 2012 by T. Rowe Price Associates, Inc.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2012 by The TCW Group, Inc.

(6)	Consists of (i) 10,616 shares held of record by Mr. Guidon and (ii) 350,126 shares subject to options that are exercisable within 60 days of September 28, 2012.

(7)	All such shares are subject to options that are exercisable within 60 days of September 28, 2012.

(8)	All such shares are subject to options that are exercisable within 60 days of September 28, 2012.

(9)	Consists of (i) 106,808 shares held of record by Douglas M. Leone 2010 Annuity Trust UAD 12/10/10, (ii) 106,809 shares held of record by Patricia Perkins Leone 2010 Annuity Trust UAD 12/10/10, (iii) 143,554 shares held of record by Douglas M. Leone 2012 Annuity Trust UAD 2/16/12, (iv) 143,554 shares held of record by Patricia Perkins Leone 2012 Annuity Trust UAD 2/16/12 and (v) 152,873 shares subject to options that are exercisable within 60 days of September 28, 2012. Mr. Leone disclaims beneficial ownership of the shares referenced in clauses (i), (ii), (iii) and (iv) above, except to the extent of his pecuniary interest therein.

(10)	Consists of (i) 15,000 shares held of record by the Willem P Roelandts Trust and (ii) 49,166 shares subject to options that are exercisable within 60 days of September 28, 2012.

(11)	All such shares are subject to options that are exercisable within 60 days of September 28, 2012.

(12)	Consists of (i) 390,000 shares held of record by Warmenhoven Enterprises, (ii) 10,945 shares held of record by the Warmenhoven Revocable Trust dtd 12/16/1987, and (iii) 49,791 shares subject to options that are exercisable within 60 days of September 28, 2012.

(13)	Consists of (i) 13,324 shares held of record by Mr. Orr, (ii) 273,554 shares held of record by Ardmore Ventures, (iii) 403,200 shares held of record by Omano Ventures, (iv) 2,350 shares held of record by D. Orr Management Company, LLC, (v) 1,036,576 shares held of record by Dominic P. Orr Revocable Living Trust, and (vi) 5,282,568 shares subject to options that are exercisable within 60 days of September 28, 2012.

(14)	Consists of (i) 73,039 shares held of record by The Galvin Family 2005 Trust and (ii) 44,097 shares subject to options that are exercisable within 60 days of September 28, 2012.

(15)	Consists of (i) 9,984 shares held of record by Mr. Melkote, (ii) 1,227,098 shares held of record by the Melkote Family Trust, (iii) 304 shares held of record by Sneha Melkote, Mr. Melkote’s wife, (iv) 6,656 shares held of record by trusts for the benefit of Mr. Melkote’s children, (v) 247,125 shares subject to options that are exercisable by Mr. Melkote within 60 days of September 28, 2012, and (vi) 11,400 shares subject to options that are exercisable by Mrs. Melkote within 60 days of September 28, 2012.

(16)	Consists of (i) 188,271 shares held of record by Mr. Kirby and (ii) 348,333 shares subject to options that are exercisable within 60 days of September 28, 2012.

(17)	Mr. Sheth resigned as Chief Operating Officer effective June 1, 2012. We have provided his ownership information based solely on a review of publicly available data.

(18)	Includes 6,671,840 shares subject to options that are exercisable within 60 days of September 28, 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with our Code of Business Conduct, our Corporate Governance Principles and the charter of the Audit Committee, the Audit Committee reviews and approves in advance in writing any proposed related person transaction. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The Audit Committee reviews the proposed transaction and makes additional inquiries where appropriate, keeping in mind that any dealings with a related person must be conducted in such a way that no preferential treatment is given to the Company. Following the completion of its review, the Audit Committee approves or disapproves the transaction; provided, however, that the most significant related person transactions, particularly those involving our directors and officers, must be reviewed and approved in writing in advance by the Board of Directors. The Company will report all such related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations.

The Company has entered into indemnification agreements with each of its directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of such individuals in any action or proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

Based solely on its review of the copies of such forms and amendments thereto furnished to the Company and written representations that no other forms were required to be filed during fiscal 2012, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them, except Messrs. Galvin and Sheth each filed one late Form 4 (reporting one transaction each).

AUDIT COMMITTEE REPORT

The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reporting, systems of internal control and audit process, and monitoring compliance with applicable laws, regulations and policies. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 31, 2012 with the Company’s management, which has primary responsibility for those statements;

•

discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T); and

•

received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by PCAOB Rule 3526 regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Emmanuel Hernandez (Chairman)

Michael R. Kourey

Juergen Rottler

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders will vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to any such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Sunnyvale, California

October 18, 2012

ARUBA NETWORKS, INC. 1344 CROSSMAN AVENUE SUNNYVALE, CA 94089-1113

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

   — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Dominic P. Orr 02 Keerti Melkote 03 Bernard Guidon 04 Emmanuel Hernandez 05 Michael R. Kourey
06	Willem P. Roelandts 07 Juergen Rottler 08 Daniel Warmenhoven
The Board of Directors recommends you vote FOR proposals 2. and 3.						For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013.					☐	☐	☐
3.	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)		Yes		No
Please indicate if you plan to attend this meeting		☐		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement/10K is/are available at www.proxyvote.com.

ARUBA NETWORKS, INC. Annual Meeting of Stockholders November 29, 2012 11:00 a.m. Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) MICHAEL M. GALVIN and DAMIEN EASTWOOD, or either of them, as proxies for the undersigned, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARUBA NETWORKS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on November 29, 2012, at 1344 Crossman Avenue, Sunnyvale, California 94089, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.
Address change /comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side